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                                                                     Exhibit 3.1



                           THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                LIVE PERSON, INC.


                        Pursuant to Sections 242 and 245
                        of the General Corporation Law of
                              the State of Delaware
                              ---------------------

         Live Person, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

         1. The name of the corporation is Live Person, Inc. The corporation was originally incorporated under the name "Sybarite Interactive Inc." on November 29, 1995.

         2. On January 25, 2000, at a meeting of the Board of Directors of the Corporation, in accordance with Sections 242 and 245 of the General Corporation Law, the Board of Directors duly adopted and declared advisable this Third Amended and Restated Certificate of Incorporation, which restates, integrates and further amends the Second Amended and Restated Certificate of Incorporation of the Corporation. The stockholders of the Corporation duly approved said proposed Third Amended and Restated Certificate of Incorporation by written consent in accordance with Sections 228 and 242 of the General Corporation Law, and written notice of such consent has been given to all stockholders who have not consented in writing to said Amended and Restated Certificate of Incorporation. This Third Amended and Restated Certificate of Incorporation was approved by the holders of a majority of the outstanding capital stock of the Corporation and by the holders of at least 60% of the outstanding Series A Convertible Preferred Stock, $.001 par value per share, of the Corporation, at least 60% of the outstanding Series B Convertible Preferred Stock, $.001 par value per share, of the Corporation and at least 60% of the outstanding Series C Convertible Preferred Stock, $.001 par value per share, of the Corporation. The resolution setting forth this Third Amended and Restated Certificate of Incorporation is as follows:

RESOLVED: That the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended, be and hereby is amended and restated in its entirety so that the same shall read as follows:

         FIRST. The name of the Corporation is Live Person, Inc.

         SECOND. The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is: Corporation Service Company.


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         THIRD. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 47,274,852 shares, which shall be comprised of 35,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), and 12,274,852 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), of which (i) 2,541,667 shares are designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), (ii) 1,142,857 shares are designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"), (iii) 5,132,433 shares are designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock"), (iii) 3,157,895 shares are designated as Series D Convertible Preferred Stock (the "Series D Preferred Stock" and together with the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, the "Series Preferred Stock"), and (iv) 300,000 shares shall be undesignated.

         The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.       COMMON STOCK

         1.       GENERAL.

         The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

         2.       VOTING.

         The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

         The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

         3.       DIVIDENDS.

         Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

                                       2


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         4.       LIQUIDATION.

         Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.       UNDESIGNATED PREFERRED STOCK

         Undesignated Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Undesignated Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

         Authority is hereby expressly granted to the Board of Directors from time to time to issue the Undesignated Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Undesignated Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

C.       SERIES PREFERRED STOCK

         The rights, preferences, powers, privileges and restrictions, qualifications and limitations granted to or imposed upon the shares of Series Preferred Stock shall be as set forth in this Part C.

         1.       DIVIDENDS.

               The Corporation shall not declare or pay any cash dividends on shares of Common Stock until the holders of the Series Preferred Stock then outstanding shall have first received, or simultaneously receive, a cash dividend on each outstanding share of Series Preferred Stock in an



                                       3
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amount at least equal to the product of (i) the per share amount, if any, of the dividends or other distributions to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Series Preferred Stock is then convertible.

         2. LIQUIDATION, DISSOLUTION OR WINDING UP; CERTAIN MERGERS, CONSOLIDATIONS AND ASSET SALES.

                  (a) THRESHOLD LIQUIDATIONS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation in which the cash or the value of the property, rights or securities to be distributed to the holders of shares of Common Stock, assuming solely for purposes of this calculation, conversion of all shares of issued and outstanding Preferred Stock (including any shares of Preferred Stock reserved for issuance upon exercise of warrants, options or other rights then outstanding) and all other issued and outstanding debt or equity securities convertible into Common Stock, and the exercise of any warrants, options or other rights to acquire shares of Common Stock or Preferred Stock then outstanding, is equal to or greater than $11.10 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares):

                           (i) SERIES D PREFERRED STOCK. The holders of shares
                  of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock or any other class or series of stock ranking on liquidation junior to the Series D Preferred Stock by reason of their ownership thereof, an amount equal to $5.70 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon, and no more. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled under this subparagraph (i), the holders of shares of Series D Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series D Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                           (ii) SERIES C PREFERRED STOCK. After the payment of
                  all preferential amounts required to be paid to the holders of Series D Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series D Preferred Stock, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Series A Preferred Stock,



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                  Series B Preferred Stock, Common Stock or any other class or series of stock ranking on liquidation junior to the Series C Preferred Stock by reason of their ownership thereof, an amount equal to $3.70 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon, and no more. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled under this subparagraph (ii), the holders of shares of Series C Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series C Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                           (iii) SERIES B PREFERRED STOCK. After the payment of
                  all preferential amounts required to be paid to the holders of Series C Preferred Stock and Series D Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series C Preferred Stock or Series D Preferred Stock, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Series A Preferred Stock, Common Stock or any other class or series of stock ranking on liquidation junior to the Series B Preferred Stock by reason of their ownership thereof, an amount equal to $1.40 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon, and no more. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this subparagraph (iii), the holders of shares of Series B Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                           (iv) SERIES A PREFERRED STOCK. After the payment of
                  all preferential amounts required to be paid to the holders of Series B Preferred Stock Series C Preferred Stock and Series D Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A

                  Preferred Stock by reason of their ownership thereof, an amount equal to $1.20 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon, and no more. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this subparagraph (iv), the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                           (v) COMMON STOCK. After the payment of all
                  preferential amounts required to be paid to the holders of Series Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with any series of the Series Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of stock ranking on liquidation junior to the Series Preferred Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

                  (b) OTHER LIQUIDATIONS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation in which the cash or the value of the property, rights or securities to be distributed to the holders of shares of Common Stock, assuming solely for purposes of this calculation, conversion of all shares of issued and outstanding Preferred Stock (including any shares of Preferred Stock reserved for issuance upon exercise of warrants, options or other rights then outstanding) and all other issued and outstanding debt or equity securities convertible into Common Stock, and the exercise of any warrants, options or other rights to acquire shares of Common Stock or Preferred Stock then outstanding, is less than $11.10 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares):

                           (i) SERIES D PREFERRED STOCK. The holders of shares
                  of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock or any other class or series of stock ranking on liquidation junior to the Series D Preferred Stock by reason of their ownership thereof, an amount equal to $5.70 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled under this subparagraph (i), the holders of shares of Series D Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series D Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                           (ii) SERIES C PREFERRED STOCK. After the payment of
                  all preferential amounts required to be paid to the holders of Series D Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series C Preferred Stock, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Series A Preferred Stock, Series B Preferred Stock, Common Stock or any other class or series of stock ranking on liquidation junior to the Series C Preferred Stock by reason of their ownership thereof, an amount equal to $3.70 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled under this subparagraph (ii), the holders of shares of Series C Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series C Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                           (iii) SERIES B PREFERRED STOCK. After the payment of
                  all preferential amounts required to be paid to the holders of Series C Preferred Stock and Series D Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series C Preferred Stock or Series D Preferred Stock, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Series A Preferred Stock, Common Stock or any other class or series of stock ranking on liquidation junior to the Series B Preferred Stock by reason of their ownership thereof, an amount equal to $1.40 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this subparagraph (iii), the holders of shares of Series B Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series B Preferred Stock shall



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

                  share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.


                           (iv) SERIES A PREFERRED STOCK. After the payment of
                  all preferential amounts required to be paid to the holders of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock by reason of their ownership thereof, an amount equal to $1.20 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this subparagraph (iv), the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                           (v) OTHER DISTRIBUTIONS. After the payment of all
                  preferential amounts required under subparagraphs (i)-(iv) above of this paragraph (b) to be paid to the holders of Series Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with any series of Series Preferred Stock, the remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Series Preferred Stock, Common Stock and any other class or series of stock entitled to participate in liquidation distributions with the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming conversion into Common Stock of all such shares).

                  (c) MERGER, CONSOLIDATION OR CHANGE OF CONTROL. Any merger or consolidation (or other change-of-control transaction which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be paid by any entity or affiliate thereof), in which either the Corporation or a subsidiary is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger, consolidation or change of control transaction (except any such merger, consolidation or change-of-control transaction involving the Corporation or a subsidiary in which the holders of capital stock of the Corporation immediately prior to such merger, consolidation or change-of-control transaction continue to hold



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immediately thereafter at least 51% by voting power of the capital stock of
(A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger, consolidation or change-of-control transaction, the parent corporation of such surviving or resulting corporation), or any sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation of the Corporation for purposes of this Section 2, subject to the right of each holder of Series Preferred Stock to exercise its right of conversion under Section 4 below. In the case of a merger, consolidation or sale that is deemed to be a liquidation for purposes of this Section 2, the agreement or plan of merger or consolidation with respect to such merger or consolidation or sale shall provide that the consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or consideration payable to the Corporation, together with all other available assets of the Corporation (in the case of an asset sale) shall be distributed to the holders of capital stock of the Corporation in accordance with Subsections 2(a) or 2(b) above. The amount deemed distributed to the holders of Series Preferred Stock upon any such merger, consolidation or sale shall be the cash or the value of the property, rights or securities distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith in accordance with Section 2(d) below.

                  (d) VALUATION. Whenever the distribution provided for in this
Section 2 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation; provided that in the event that a distribution pursuant to Section 2(c) is payable in securities that are listed on a national securities exchange, the NASDAQ National Market System, the NASDAQ system or any other nationally recognized exchange or trading system ("Listed Securities"), the value of such securities shall be deemed to be the last reported sale price of such securities on the date of the consummation of such liquidation, dissolution, winding up, merger or consolidation. Notwithstanding the foregoing, if, in the case of any such liquidation in which the consideration to be paid is other than cash or Listed Securities, the Board of Directors shall have determined the value of a distribution and holders of a majority of the shares of all series of the Series Preferred Stock, voting together as a single class (the "Contesting Holders") notify the Board of Directors within five business days after receiving written notification of such determination of fair market value that they disagree with such determination, then the Board of Directors and the Contesting Holders shall have 30 days to agree upon a fair market value of the relevant property. If, by the end of such 30-day period they are unable to agree on a fair market value, the fair market value shall be determined by an appraisal to be paid for by the Corporation. All appraisals shall be undertaken by two appraisers, one selected by the Corporation and one selected by the Contesting Holders, which selections must be made within 10 days after the expiration of the 30-day period described above. If one selecting party fails to timely select its appraiser, the other selecting party shall select both appraisers. The fair market value shall be the fair market value arrived at by those appraisers within 60 days following the appointment of the last appraiser to be appointed. In the event that the two appraisers cannot agree on such fair market value within such a period of time,
(i) if the appraisers' valuations are within 10% of each other the fair market value shall be the average of the two valuations and (ii) if the differences in the valuations are greater, the appraisers shall elect a third appraiser who will calculate fair market value independently, and, except as provided in the next sentence, the fair market value of the property shall in each case be the average of the two fair market values arrived at by the appraisers who are closest in amount. If one appraiser's valuation is the average of the other two valuations, the average valuation shall be the fair market value. In the event that the two original appraisers cannot agree upon a third appraiser within 30 days following the end of the 60-day period referred to above, then the third appraiser shall be appointed by the American Arbitration Association.

         3.       VOTING.

                  (a) Each holder of outstanding shares of Series Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or by the provisions of Subsections 3(b), 3(c) or 3(d) below, holders of Series Preferred Stock shall vote together with the holders of Common Stock as a single class.

                  (b) In addition to any other rights provided by law or by this Certificate of Incorporation, for so long as 3,000,000 shares of Series Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least sixty percent (60%) of the then-outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, authorize or issue any new or existing class or classes or series of capital stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series D Preferred Stock, or authorize or issue shares of stock of any class, or any bonds, debentures or notes convertible into any shares of stock of any class, or any shares of stock of the Corporation having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series D Preferred Stock (any such securities ranking superior to or on a parity with the Series D Preferred Stock being hereinafter referred to as "Senior Preferred Stock"), or reclassify any outstanding shares of capital stock into shares of Senior Preferred Stock.

                  (c) In addition to any other rights provided by law or by this Certificate of Incorporation, for so long as 3,000,000 shares of Series Preferred Stock are outstanding, the Corporation shall not take any of the following actions with respect to any series of Series Preferred Stock without first obtaining the approval of the holders of at least fifty-one percent (51%) of the then-outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class:

                  (i) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation, including without limitation Article Fourth hereof, or Bylaws;

                  (ii) pay or declare any dividend or distribution on any shares of its capital stock (except dividends payable solely in shares of Common Stock), or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of its capital stock (other than as provided under Section 6 below and the repurchase of Common Stock upon termination of employment or service);

                  (iii) merge or consolidate into or with any other corporation or other entity, or otherwise engage in a change of control transaction, except for such mergers for which the sole purpose is to change the Company's jurisdiction of incorporation or a reorganization pursuant to the provisions of Section 251(g) of the Delaware General Corporation Law;

                  (iv) do any act or thing not authorized or contemplated by this Certificate of Incorporation which would result in taxation of the holders of shares of Series Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended);


                  (v) incur any debt outside the ordinary course of business in excess of $2,000,000 (such debt not in excess of $2,000,000 being referred to in this Certificate of Incorporation as "Permitted Indebtedness);

                  (vi) sell, lease or otherwise dispose of all or substantially all of its assets or properties; or

                  (vii) voluntarily liquidate, wind up or dissolve.

                  (d) In addition to any other rights provided by law or by this Certificate of Incorporation, for so long as any shares of Series A Preferred Stock, Series B Preferred Stock Series C Preferred Stock or Series D Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least sixty percent (60%) of the then-outstanding shares of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, or seventy percent (70%) of the then outstanding shares of the Series D Preferred Stock, as applicable, each voting as a separate class,

                  (i) authorize or issue any new or existing class or classes or series of capital stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of such series of Series Preferred Stock, except for Senior Preferred Stock, or, except for Senior Preferred Stock, authorize or issue shares of stock of any class, or any bonds, debentures or notes convertible into any shares of stock of any class, or any shares of stock of the Corporation having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of such series of Series Preferred Stock;

                  (ii) reclassify any Common Stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of such series of Series Preferred Stock;

                  (iii) increase the authorized amount of such series of Series Preferred Stock; or

                  (iv) (A) alter or change the rights, preferences or privileges of (x) such series of Series Preferred Stock or (y) any existing class or series of capital stock into a class or series of capital stock having any preference or priority as to dividends or assets superior to or on a parity with the preference or priority of such series of Series Preferred Stock (but junior to the Senior Preferred Stock), or (B) otherwise amend the Certificate of Incorporation or Bylaws of the Corporation (other than to authorize, create or issue any Senior Preferred Stock), if any such amendment to the Certificate of Incorporation or Bylaws of the Corporation under this clause (iv)(B) would disproportionately adversely affect such series of Series Preferred Stock.

         4.       OPTIONAL CONVERSION.

                  The holders of the Series Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) RIGHT TO CONVERT. Each share of Series Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time (provided that upon a liquidation under Section 2, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series Preferred Stock upon such liquidation), and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.20 in the case of the Series A Preferred Stock, $1.40 per share in the case of the Series B Preferred Stock, $3.70 in the case of the Series C Preferred Stock and $5.70 per share in the case of the Series D Preferred Stock, by the Applicable Conversion Price (as defined below) in effect at the time of conversion. The "Applicable Conversion Price" shall initially be $1.20 in the case of the Series A Preferred Stock, $1.40 per share in the case of the Series B Preferred Stock, $3.70 in the case of the Series C Preferred Stock and $5.70 in the case of the Series D Preferred Stock. Each such initial Applicable Conversion Price, and the rate at which shares of each series of Series Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

        In the event of a notice of redemption of any shares of Series Preferred Stock pursuant to Section 6 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the first full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series Preferred Stock.

                  (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Series Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Applicable Conversion Price.

                  (c) MECHANICS OF CONVERSION.

                           (i) In order for a holder of Series Preferred Stock to convert shares of Series Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series Preferred Stock, at the office of the transfer agent for the Series Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, promptly after the Conversion Date, issue and deliver at such office to such holder of Series Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                           (ii) The Corporation shall at all times when any Series Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series Preferred Stock. Before taking any action which would cause an adjustment reducing any Applicable Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of any series of the Series Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Applicable Conversion Price.

                           (iii) Upon any such conversion, no adjustment to any Applicable Conversion Price shall be made for any declared but unpaid dividends on the Series Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                           (iv) All shares of Series Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Series Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of the applicable series of Series Preferred Stock accordingly.

                           (v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                           (vi) Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series Preferred Stock, or (in the case of loss, theft or destruction) of an affidavit or lost security and indemnity from the Holder reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Series Preferred Stock certificates, if mutilated, the Corporation shall execute and deliver new Series Preferred Stock certificates of like tenor and date. However, the Corporation shall not be obligated to re-issue any lost or stolen Series Preferred Stock Certificates if Holder contemporaneously requests the Corporation to convert such Preferred Stock into Common Stock.

                  (d) ADJUSTMENTS TO APPLICABLE CONVERSION PRICE FOR DILUTING
                      ISSUES.

                           (i) SPECIAL DEFINITIONS. For purposes of this Section 4, the following definitions shall apply:

                           (A) "OPTION" shall mean rights, options or warrants
                  to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding options described in subsection 4(d)(i)(D)(IV) below.

                           (B) "ORIGINAL ISSUE DATE" shall mean the date on
                  which a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, was first issued.

                           (C) "CONVERTIBLE SECURITIES" shall mean any evidences
                  of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

                           (D) "ADDITIONAL SHARES OF COMMON STOCK" shall mean
                  all shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date of the Series D Preferred Stock, other than:

                                    (1) shares of Common Stock issued or
                           issuable upon conversion or exchange of any Convertible Securities or exercise of any Options outstanding on the Original Issue Date of the Series D Preferred Stock;

                                    (2) shares of Common Stock issued or
                           issuable as a dividend or distribution on Series Preferred Stock;

                                    (3) shares of Common Stock issued or
                           issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4(e) or 4(f) below; or

                                    (4) up to 3,963,000 shares of Common Stock
                           (or options with respect thereto, but subject in either case to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), issued or issuable to employees or directors of, or consultants to, the Corporation pursuant to a plan or arrangement approved by the Board of Directors of the Corporation (provided that any options for such shares that expire or terminate unexercised shall not be counted toward such maximum number unless the terms of such options (whether set forth in a plan or definitive agreement) expressly provide otherwise).

                           (ii) NO ADJUSTMENT OF APPLICABLE CONVERSION PRICE. No
                  adjustment in the number of shares of Common Stock into which the Series Preferred Stock is convertible shall be made, by adjustment in any Applicable Conversion Price thereof: (a) unless the consideration per share (determined pursuant to Subsection 4(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than such Applicable Conversion Price in effect immediately prior to the issue of such Additional Shares, or (b) if prior to such issuance, the Corporation receives written notice from the holders of at least sixty percent (60%) of the then outstanding shares of the affected class of Series Preferred Stock, in the case of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, or at least seventy percent (70%) of the then outstanding shares of the affected class of Series Preferred Stock, in the case of Series D Preferred Stock, agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

                           (iii) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL
                  SHARES OF COMMON STOCK. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than any Applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                    (A) No further adjustment in any Applicable
                           Conversion Price shall be made upon the subsequent issue of such Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                    (B) If such Options or Convertible
                           Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, then upon the exercise, conversion or exchange thereof, the Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                    (C) Upon the expiration or termination of
                           any such unexercised Option or unconverted
                           Convertible Security, the Applicable Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Convertible Security shall not be deemed issued for the purposes of any subsequent adjustment of the Applicable Conversion Price;

                                    (D) In the event of any change in the number
                           of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or

                           Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Applicable Conversion Price then in effect shall forthwith be readjusted to such Applicable Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised, converted or exchanged prior to such change been made upon the basis of such change; and

                                    (E) No readjustment pursuant to clause (B)
                           or (D) above shall have the effect of increasing any Applicable Conversion Price to an amount which exceeds the lower of (i) such Applicable Conversion Price on the original adjustment date, or (ii) such Applicable Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

         In the event the Corporation, after the Original Issue Date, amends the terms of any such Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Subsection 4(d)(iii) shall apply.

                           (iv) ADJUSTMENT OF APPLICABLE CONVERSION PRICE UPON
                  ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii)), without consideration or for a consideration per share less than any Applicable Conversion Price in effect immediately prior to such issue, then and in such event, such Applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Applicable Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Applicable Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; PROVIDED THAT, (i) for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion or exchange of Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and
                  (ii) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding Convertible Securities shall not give effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

                           (v) DETERMINATION OF CONSIDERATION. For purposes of
                  this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (A) CASH AND PROPERTY: Such consideration
                           shall:

                                    (1) insofar as it consists of cash, be
                           computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

                                    (2) insofar as it consists of property other
                           than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                    (3) in the event Additional Shares of Common
                           Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                           (B) OPTIONS AND CONVERTIBLE SECURITIES. The
                  consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                                      (x) the total amount, if any, received or
                       receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                      (y) the maximum number of shares of Common
                       Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (e) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Applicable Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Applicable Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (f) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Applicable Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Applicable Conversion Price then in effect by a fraction:

                                    (1) the numerator of which shall be the
                           total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                                    (2) the denominator of which shall be the
                           total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Applicable Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

                  (g) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the holders of the Series Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series Preferred Stock had been converted into Common Stock on the date of such event.

                  (h) ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. Subject to the provisions of Subsection 2(c), if there shall occur any reorganization, recapitalization, consolidation or merger involving the Corporation in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraphs (e), (f) or (g) of this Section 4), then, following any such reorganization, recapitalization, consolidation or merger, each share of Series Preferred Stock shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series Preferred Stock immediately prior to such reorganization, recapitalization, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series Preferred Stock.

                  (i) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Applicable Conversion Price pursuant to this
Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (i) the Applicable Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series Preferred Stock.

                  (j) NOTICE OF RECORD DATE. In the event:

                  (i) the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Series

         Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for a purchase any shares of stock of any class or any other securities, or to receive any other right; or

                  (ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Corporation; or

                  (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will mail or cause to be mailed to the holders of the Series Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Series Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the record date or effective date for the event specified in such notice.

         5. MANDATORY CONVERSION.

                  (a) Upon the closing of the sale of shares of Common Stock, at a price to the public of at least $11.10 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a public offering conducted by a nationally recognized (as determined by the Board of Directors) underwriter (pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $20,000,000 of gross proceeds to the Corporation (the "Mandatory Conversion Date"), (i) all outstanding shares of Series Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series Preferred Stock, and all provisions included under the caption "Series Preferred Stock", and all references to the Series Preferred Stock, shall be deleted and shall be of no further force or effect.

                  (b) All holders of record of shares of Series Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all outstanding shares of Series Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                  (c) All certificates evidencing shares of Series Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and canceled and the shares of Series Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series Preferred Stock may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series Preferred Stock accordingly.

         6. REDEMPTION.

                  (a) The Corporation will, subject to the conditions set forth below, on January 27, 2005 and on each of the first and second anniversaries thereof (each such date being referred to hereinafter as a "Mandatory Redemption Date"), upon receipt not less than 60 nor more than 120 days prior to the applicable Mandatory Redemption Date of written request(s) for redemption (an "Initial Redemption Request") from holders of any shares of Series C Preferred Stock or Series D Preferred Stock (collectively referred to in this Section 6 as the "Redeemable Preferred Stock") then outstanding, redeem from each holder of shares of Redeemable Preferred Stock that requests redemption pursuant to the Initial Redemption Request or pursuant to a subsequent election made in accordance with Section 6(b) below (a "Requesting Holder"), at a price equal to
(i) $3.70 per
share, in the case of Series C Preferred Stock, or (ii) $5.70, in the case of Series D Preferred Stock, plus, in either case, any dividends declared but unpaid thereon, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (the "Mandatory Redemption Price"), the number of shares of Redeemable Preferred Stock requested to be redeemed by each Requesting Holder, but not more than the following respective portions of the number of shares of Redeemable Preferred Stock held by such Requesting Holder on the applicable Mandatory Redemption Date.


Mandatory Redemption Date           Maximum Portion of Shares of Redeemable
-------------------------           Preferred Stock To Be Redeemed
                                    From each Requesting Holder
                                    ---------------------------
January 27, 2005                    33%
January 27, 2006                    50%
January 27, 2007                    100%

                  (b) The Corporation shall provide notice of its receipt of an Initial Redemption Request, specifying the time, manner and place of redemption and the Mandatory Redemption Price (a "Redemption Notice"), by first class or registered mail, postage prepaid, to each holder of record of Redeemable Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not less than 45 days prior to the applicable Mandatory Redemption Date. Each holder of Redeemable Preferred Stock (other than a holder who has made the Initial Redemption Request) may elect to become a Requesting Holder on such Mandatory Redemption Date by so indicating in a written notice mailed to the Company, by first class or registered mail, postage prepaid, at least 30 days prior to the applicable Mandatory Redemption Date. Except as provided in Subsections 6(c) and (d) below, each Requesting Holder shall surrender to the Corporation on the applicable Mandatory Redemption Date the certificate(s) representing the shares to be redeemed on such date, in the manner and at the place designated in the Redemption Notice. Thereupon, the Mandatory Redemption Price shall be paid to the order of each such Requesting Holder and upon such payment each certificate surrendered for redemption shall be canceled.

                  (c) If the funds of the Corporation legally available for redemption on any Mandatory Redemption Date are insufficient to redeem the number of shares of Series C Preferred Stock and Series D Preferred Stock required under this Section 6 to be redeemed on such date from Requesting Holders, those funds which are legally available will be used to first to redeem the maximum possible number of such shares of Series D Preferred Stock ratably on the basis of the number of shares of Series D Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Series D Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series D Preferred Stock as provided in this Section 6, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence. After all shares of Series D Preferred Stock for which redemption on a Mandatory Redemption Date have been redeemed, then any funds of the Corporation legally available for redemption on such Mandatory Redemption Date shall be used to redeem shares of Series C Preferred Stock for which redemption has been requested, ratably on the basis of the number of shares of Series C Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Series C Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series C Preferred Stock as provided in this Section 6, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

                  (d) Unless there shall have been a failure to pay the Mandatory Redemption Price, on the Mandatory Redemption Date all rights of the holder of each share redeemed on such date as a stockholder of the Corporation by reason of the ownership of such share will cease, except the right to receive the Mandatory Redemption Price of such share, without interest, upon presentation and surrender of the certificate representing such share, and such share will not from and after such Mandatory Redemption Date be deemed to be outstanding.

                  (e) Any Redeemable Preferred Stock redeemed pursuant to this
Section 6 will be canceled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized shares of either series of Redeemable Preferred Stock accordingly.

         FIFTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

               1. Election of directors need not be by written ballot.

               2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

        SIXTH. Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

        SEVENTH. The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom.

        An Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought, provided that the failure to so promptly notify shall not relieve the Corporation of its obligation to indemnify hereunder except and only to the extent that such failure shall prejudice the Corporation's ability to indemnify therefor. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.

        In the event that the Corporation does not assume the defense of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, the Corporation shall pay in advance of the final disposition of such matter any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom; PROVIDED, HOWEVER, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article, which undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

        The Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. In addition, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

        All determinations hereunder as to the entitlement of an Indemnitee to indemnification or advancement of expenses shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

        The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of the Indemnitees. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

        EIGHTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

        NINTH. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) outside the State of Delaware at such place as may be designated from time to time by the Board of Directors or the By-laws of the Corporation.

                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Amended and Restated Certificate of Incorporation to be signed by its President this 27th day of January 2000.


                                       LIVE PERSON, INC.


                                       /s/ Robert LoCascio
                                       ---------------------------------
                                       Robert LoCascio, President